    As filed with the Securities and Exchange Commission on February 22, 1999

                                                  Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        OCCIDENTAL PETROLEUM CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                               95-4035997
        (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)


           10889 WILSHIRE BOULEVARD
           LOS ANGELES, CALIFORNIA                          90024
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                         OCCIDENTAL CHEMICAL CORPORATION
                           SAVINGS AND INVESTMENT PLAN
                            (FULL TITLE OF THE PLAN)

                    DONALD P. DE BRIER, ESQ., GENERAL COUNSEL
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                             LOS ANGELES, CALIFORNIA
                                 (310) 208-8800
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                 Proposed
                                 Maximum         Proposed
 Title of                        Offering        Maximum
Securities        Amount          Price          Aggregate
   to be          to be            Per           Offering          Amount of
Registered      Registered       Share(1)        Price(1)       Registration Fee
--------------------------------------------------------------------------------
  Common
Stock, $.20
 par value       200,000(2)      $15.125         $3,025,000         $840.95
(including
 Preferred
   Stock
 Purchase
  Rights)
================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the amount of the registration fee based on the average of the high and low price for the Common Stock on February 16, 1999.

(2) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the results of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                                     PART II
                                     -------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Annual Report on Form 10-K of Occidental Petroleum Corporation ("Occidental" or the "Registrant") for the year ended December 31, 1997;

     (b) (i) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998, and September 30, 1998;

     (ii) Current Reports on Form 8-K, dated January 26, 1998 (filed January 27, 1998), January 30, 1998 (filed January 30, 1998), January 31, 1998 (filed February 10, 1998), February 10, 1998 (filed April 20, 1998), February 11, 1998 (filed February 12, 1998), February 12, 1998 (filed February 26, 1998), April 1, 1998 (filed April 3, 1998), April 20, 1998 (filed April 21, 1998), May 15, 1998 (filed May 29, 1998), May 15, 1998 (filed July 17, 1998), July 20, 1998
(filed July 21, 1998), September 25, 1998 (filed October 2, 1998), October 21, 1998 (filed October 22, 1998), November 16, 1998 (filed November 20, 1998), January 6, 1999 (filed January 6, 1999), January 13, 1999 (filed January 20,
1999), January 26, 1999 (filed January 27, 1999), and February 5, 1999 (filed February 10, 1999); and

     (iii) Current Report on Form 8-K/A dated January 20, 1999 (filed January 22, 1999); and

     (c) The description of the Common Stock contained in the Registration Statement on Form 8-B, dated June 26, 1986 (as amended by Form 8, dated December 22, 1986, Form 8, dated February 3, 1988, Form 8-B/A, dated July 12, 1993, Form 8-B/A, dated March 21, 1994, and Form 8-B/A, dated November 2, 1995 and including any amendment or report filed for the purpose of updating such descriptions subsequent to the date of this Registration Statement).

     All documents filed by the Registrant or the Occidental Chemical Corporation Savings and Investment Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of delivery of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Common Stock registered pursuant hereto has been passed upon by Linda S. Peterson, a Senior Counsel of the Registrant. Ms. Peterson beneficially owns, and has rights to acquire under employee stock options, an aggregate of less than 1% of the outstanding shares of Common Stock of Occidental.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Occidental's Restated Certificate of Incorporation, as amended, provides for the elimination of personal liability of its directors to the full extent permitted by the Delaware General Corporation Law and Occidental has entered into indemnification agreements with each director and certain officers providing for additional indemnification. Article VIII of Occidental's By-laws provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.  EXHIBITS

     4.1 (a) Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware, as amended to date (incorporated by reference to Exhibit 3.(i) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-9210, except for Exhibit 4.1(b) described below).

          (b) Certificate of Amendment of Restated Certificate of Incorporation of Occidental dated April 25, 1997 (incorporated by reference to Exhibit 3.(i)(b) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

     4.2 By-laws of Occidental, as amended through September 17, 1998 (incorporated by reference to Exhibit 3.(ii) to Occidental's Quarterly Report on Form 10-Q for the quarterly period ended September 30,
          1998).

     5.1  Opinion of Linda S. Peterson, Esq.

     23.1 Consent of Linda S. Peterson, Esq. (Included in Exhibit 5.1).

     23.2 Consent of Arthur Andersen LLP.

     24.1 Power of Attorney (Reference is hereby made to page 6).

     99.1 Occidental Chemical Corporation Savings and Investment Plan, Amended and Restated June 1, 1998.


ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald
P. de Brier, John W. Alden, Robert E. Sawyer and Scott A. King his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and/or to sign any related Registration Statement flied pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, here ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Occidental Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 22, 1999.

                  OCCIDENTAL PETROLEUM CORPORATION


                  By:  /s/ R. R. IRANI
                     -----------------------------------------------------------
                                           Ray R. Irani
                  Chairman of the Board of Directors and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                     DATE
          ---------                        -----                     ----

                                   Chairman of the Board
  /s/ R. R. IRANI                    of Directors and
----------------------------      Chief Executive Officer      February 22, 1999
        Ray R. Irani

                                      Executive Vice
  /s/ STEPHEN I. CHAZEN             President and Chief
----------------------------         Financial Officer         February 22, 1999
     Stephen I. Chazen

                                    Vice President and
  /s/ S. P. DOMINICK                 Controller (Chief
----------------------------        Accounting Officer)        February 22, 1999
   Samuel P. Dominick, Jr.



----------------------------             Director              February 22, 1999
       John S. Chalsty


  /s/ EDWARD P. DJEREJIAN
----------------------------             Director              February 22, 1999
     Edward P. Djerejian

                                                                 kk\s-3.sigs.doc

  /s/ JOHN E. FEICK
----------------------------             Director              February 22, 1999
        John E. Feick


  /s/ J. ROGER HIRL
----------------------------             Director              February 22, 1999
        J. Roger Hirl


  /s/ JOHN W. KLUGE
----------------------------             Director              February 22, 1999
        John W. Kluge


  /s/ DALE R. LAURANCE
----------------------------             Director              February 22, 1999
      Dale R. Laurance


  /s/ I. W. MALONEY
----------------------------             Director              February 22, 1999
      Irwin W. Maloney


  /s/ R. SEGOVIA
----------------------------             Director              February 22, 1999
       Rodolfo Segovia


  /s/ A. SYRIANI
----------------------------             Director              February 22, 1999
        Aziz Syriani


  /s/ ROSEMARY TOMICH
----------------------------             Director              February 22, 1999
       Rosemary Tomich



----------------------------             Director              February 22, 1999
      George O. Nolley

                                                                 kk\S-3.sigs.doc

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------


   4.1 (a) Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware, as amended to date (incorporated by reference to Exhibit 3.(i) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-9210, except for Exhibit 4.1(b) described below).

          (b) Certificate of Amendment of Restated Certificate of Incorporation of Occidental dated April 25, 1997 (incorporated by reference to Exhibit 3.(i)(b) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

   4.2 By-laws of Occidental, as amended through September 17, 1998 (incorporated by reference to Exhibit 3.(ii) to Occidental's Quarterly Report on Form 10-Q for the quarterly period ended September 30,
          1998).

   5.1    Opinion of Linda S. Peterson, Esq.

  23.1    Consent of Linda S. Peterson, Esq. (Included in Exhibit 5.1).

  23.2    Consent of Arthur Andersen LLP.

  24.1    Power of Attorney (Reference is hereby made to page 6).

  99.1 Occidental Chemical Corporation Savings and Investment Plan, Amended and Restated June 1, 1998.